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                                                                 Exhibit 10.3(a)


                  PHARMACOPEIA, INC. 1995 DIRECTOR OPTION PLAN

                                 Amendment No. 1

                  Pursuant to the power reserved to it in Article Three, Section II of the Pharmacopeia, Inc. 1995 Director Option Plan, as amended (the "Plan"), the Board of Directors of Pharmacopeia, Inc. hereby amends the Plan as follows:

                  1. Article One, Section IV(A) is hereby amended and restated to read as follows:

                           "The stock issuable under the Plan shall be shares of
authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall initially not exceed 300,000 shares."

                  2. This Amendment No. 1 to the Plan shall be effective only after approval of a majority of Pharmacopeia's stockholders as set forth in Article Three, Section II.

                  To record the adoption of this Amendment No. 1, Pharmacopeia has caused its authorized officers to affix its corporation name and seal as of this _____ day of ______, 2000.

CORPORATE SEAL                              PHARMACOPEIA, INC.


Attest: /s/ Thomas M. Carney                By: /s/ Joseph A. Mollica
        -----------------------------           -------------------------------
Thomas M. Carney                            Joseph A. Mollica,
Secretary                                   Chairman of the Board, President
                                            and Chief Executive Officer